Exhibit 4.26

-Confidential-

1st AMENDMENT TO DISTRIBUTION AGREEMENT

This 1st amendment (the "Amendment") to the Distribution Agreement entered into as of August 2nd, 2011 (the "Distribution Agreement"), by and between Kamada Ltd., a company organized under the laws of the State of Israel, with its principal office in 7 Sapir St., Kiryat Weizmann, Ness-Ziona 74036, Israel ("Kamada"), and TUTEUR S.A.C.I.F.I.A., a corporation organized under the laws of Argentina, having its registered office at Av. Juan de Garay 848, 1153 Buenos Aires, Argentina (the "Distributor"), is entered into as of August 19, 2014 (the "Effective Date").

RECITALS

WHEREAS, under the terms of the Distribution Agreement, Kamada has appointed the Distributor as its exclusive distributor for the Product within the Territory, and the Distributor has accepted such appointment, all on the terms and subject to the conditions set forth therein; and

WHEREAS, the parties wish to amend the terms of the Distribution Agreement by extending the Term, adding additional country to the Territory and adding additional product to be distributed by the Distributor in the Territory.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, terms and conditions set forth herein, Kamada and the Distributor hereby agree to amend the Distribution Agreement as follows:

1.	Unless otherwise indicated, all terms written in capital letters in this Amendment will have the same meaning already defined in the Distribution Agreement.

2.	The definitions of the terms specified below shall replace the definitions of those terms as specified in the Distribution Agreement:

1.3           "Product(s)" shall mean those products specified in Schedule A attached hereto, as may be amended by the parties in writing from time to time.

1.10           "Launch Date" with respect to each of the Products, on a country by country basis, means the date that the Distributor commences Sales of such Product in each country in the Territory, which date shall be no later than [*****] months after the grant of the License by the Competent Authorities in each country.

1.12           "Minimum Purchase Requirement" means the minimum quantity of a specific Product, on a country by country basis, commencing on the second year after the Launch Date and in all subsequent years during the Term, as set forth in Schedule B hereto and specified in Section 3.2 hereof.

1.18     "Territory" means Argentina, Paraguay, Uruguay and Bolivia.

1.19           "Third Party Product(s)" means any AAT product or Anti-D product, other than the Products specified in Schedule A.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Kamada – Tuteur – 1st Amendment to Distribution Agreement

-Confidential-

3.	Section 3.2 of the Distribution Agreement, entitled “Minimum Purchase Requirement” is hereby replaced by the following paragraph:

3.2           Minimum Purchase Requirement. Commencing on the second year after the Launch Date of each Product in each countries of the Territory, and at all subsequent years during the Term, the Distributor shall purchase from Kamada, on a Product by Product basis and on a country by country basis, minimum annual quantity of Products as set forth in Schedule B hereto.

4.	Section 13.1 of the Distribution Agreement, entitled “Term” is hereby replaced by the following paragraph:

13.1           Term. The term of the Distribution Agreement shall commence on the Effective Date thereof and, unless terminated sooner pursuant to Sections 13.2 or 13.3 thereof, and except for Bolivia, shall expire on December 31, 2019, which shall be the "Expiration Date". The Expiration Date for Bolivia shall be, five (5) years from Launch Date unless terminated sooner pursuant to Sections 13.2 or 13.3. The period from the Effective Date of the Distribution Agreement to the earlier date of termination hereunder or the Expiration Date is the "Term" of this Agreement.

5.	following Section 8.2 of the Distribution Agreement, a new section 8.2A entitled “Partial Termination” is hereby added as follows:

8.2A           Partial Termination. Kamada may also terminate this Agreement in accordance with the terms of Section 13.3(iii) (an Event of Default) with respect to sales of a specific Product, upon failure of the Distributor to comply with its obligation to purchase from Kamada minimum annual quantity of such Product for the distribution in a specific country, as set forth in Schedule B hereto. The terms of Sections 13.4 – 13.7 shall apply mutatis mutandis with respect to such partial termination.

6.	All provisions of the Distribution Agreement, which are not expressly amended by the terms of this Amendment shall remain in effect and without change.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective, duly authorized, officers, as of the day and year first above written.

KAMADA LTD. /s/ David Tsur By: Mr. David Tsur, CEO	TUTEUR S.A.C.I.F.I.A S.A. /s/ Jonathan Hahn By: Jonathan Hahn, President
/s/ Gil Efron By: Mr. Gil Efron, CFO

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Kamada – Tuteur – 1st Amendment to Distribution Agreement

-Confidential-

SCHEDULE A –

Product	Product Specifications
AAT IV	In accordance with the approved dossier in each country of the Territory.
Anti D	In accordance with the approved dossier in each country of the Territory.

SCHEDULE B –

Distributor’s Minimum Purchase Requirement:

Product	Minimum Annual Purchase Requirement on a Country by Country Basis
	Argentina	Paraguay	Uruguay	Bolivia
AAT IV	[*****]	[*****]	[*****]	[*****]
Anti D	[*****]	[*****]	[*****]	[*****]

Kamada’s Maximum Supply Obligation:

Product	Maximum Supply Obligation per annum for all countries in the Territory
AAT IV	up to [*****] (i.e amount of products required for the treatment of up to [*****] patients).
Anti D	[*****]

SCHEDULE C – Trademarks: "KAMADA", "RESPIRA", "GLASSIA", "KamRHO"; Product Logos.

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Kamada – Tuteur – 1st Amendment to Distribution Agreement

-Confidential-

SCHEDULE D – Procedure of Storage, Transport and maintenance of Sterility of the Products by Distributor:

Product	Storage / OC	Transport / OC
AAT IV	2-8	0-25 (up to 120h out of 2-8 within 0-25 is permitted)
Anti D	2-8	0-25 (up to 120h out of 2-8 within 0-25 is permitted)

SCHEDULE E – Minimum Supply Price:

Product	Minimum Supply Price – in all countries
AAT IV	[*****]
Anti D	[*****]

[*****] Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission.

Kamada – Tuteur – 1st Amendment to Distribution Agreement